Addendum to the loan agreement dated 30/05/2005

Extension

LOAN AGREEMENT

between

Mr. Dieter Thiemann
Pöppelmannstrasse 4
33428 Harsewinkel

- in the following referred to as lender -

and

EDI Exploration Drilling International GmbH
represented by the managing director
Rainer Rotthäuser
Goethestrasse 59, 45721 Haltern am See

- in the following referred to as borrower -

The loan agreement, upon which this is based, shall be extended as follows, with reference to item 4.

The loan may be repaid at any time, including in partial amounts. The term of the loan shall be extended until 31/12/2007.

All of the other provisions of the agreement remain unchanged and valid.

Haltern, 26/12/2006

Signature

Borrower	Lender
Günter Thiemann	Dieter Thiemann
EDI Exploration Drilling International GmbH